Exhibit 3.289

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “SOMERSET HAULING, INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-FOURTH DAY OF MARCH, A.D. 1999, AT 11 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SECOND DAY OF FEBRUARY, A.D. 2005, AT 4:58 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “WSI SOMERSET HAULING, INC.” TO “SOMERSET HAULING, INC.”, FILED THE ELEVENTH DAY OF MARCH, A.D. 2005, AT 11:24 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SIXTEENTH DAY OF FEBRUARY, A.D. 2010, AT 3:32 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE TWENTY-FOURTH DAY OF OCTOBER, A.D. 2012, AT 6:23 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “SOMERSET HAULING, INC.”.

3018220 8100H

121188503

Jeffrey W. Bullock, Secretary of State

AUTHENTICATION: 9957723

DATE: 11-01-12

CERTIFICATE OF INCORPORATION

OF

WSI SOMERSET HAULING, INC.

FIRST: The name of the corporation (the “Corporation”) is WSI Somerset Hauling, Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company, Inc.

THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of capital stock that the Corporation shall have the authority to issue shall be One Thousand (1,000) shares of common stock, each of which shall have par value of $.01 (the “Common Stock”).

FIFTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided that:

(a) Subject to applicable law and the limitations and exceptions, if any, contained in the by-laws of the Corporation, such by-laws may be adopted, amended or repealed by the Board of Directors of the Corporation;

(b) Elections of directors need not be made by written ballot unless, and only to the extent, otherwise provided in the by-laws;

(c) Subject to any requirements of applicable law, the books of the Corporation may be kept outside the State of Delaware at such location as may be designated by the Board of Directors or in the by-laws of the Corporation; and

(d) Except as provided to the contrary in the provisions establishing a class of stock, the number of authorized shares of such class may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the outstanding stock of the Corporation then entitled to vote.

SIXTH: The Corporation shall indemnify each person who at any time is, or shall have been, a director or officer of the Corporation and was, or is, a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding, to the maximum extent permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise. No amendment to or repeal of the provisions of this Article SIXTH: shall deprive a director or officer of the benefit hereof with respect to any act or failure to act occurring prior to such amendment or repeal.

SEVENTH: No director of the Corporation shall be personally liable to the Corporation or to any of its stockholders for monetary damages arising out of such director’s breach of fiduciary duty as a director of the Corporation, except to the extent that the elimination or limitation of such liability is not permitted by the General Corporation Law of Delaware, as the same exists or may hereafter be amended. No amendment to or repeal of the provisions of this Article SEVENTH shall deprive any director of the Corporation of the benefit hereof with respect to any act, or failure to act, or such director occurring prior to such amendment or repeal.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the General Corporation Law of Delaware and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to such reservation.

NINTH: The name of the sole incorporator of the Corporation is Karen E. Gotkin and her mailing address is Goldstein & Manello, P.C., 265 Franklin Street, Boston, MA 02110.

TENTH: No shares of the capital stock of the Corporation shall be assigned, encumbered or transferred (voluntarily or involuntarily, of record or beneficially) whether by operation of law, gift, court order, pledge, foreclosure, marital property division or otherwise, unless the subject shares (“Shares”) are first offered for sale to the Corporation by delivery to the Corporation’s Board of Directors and to each other Stockholder of the Corporation of written notice (“Transfer Notice”) by the proposed transferor (“Transferor”), which notice shall set forth (a) the name of the proposed transferee, (b) all relevant terms of such transfer, including the price (if any), and (c) the price at which the Transferor is willing to sell or transfer the Shares to the Corporation or the Stockholders and the name of one arbitrator. The Board of Directors may at any time within thirty days after receipt of the Transfer Notice (“Decision Period”) accept the offer or elect to have the price of the subject shares determined by arbitration as provided below. Failure by the Board of Directors within said Decision Period either to accept the offer or to elect to have such price determined by arbitration shall be deemed to be a rejection of the offer by the Corporation.

If the Board of Directors accepts the offer, the Corporation shall purchase the Shares within thirty days after the date of the notice of such acceptance, which notice shall be made in writing and deemed given when mailed.

If the Board of Directors elects to have the price of the Shares determined by arbitration, the notice shall name a second arbitrator. The two arbitrators so named shall name a third arbitrator. It shall then be the duty of the arbitrators, in accordance with the then-obtaining commercial rules of the American Arbitration Association, to determine the value of the Shares. If any arbitrator shall neglect or refuse to appear at any meeting scheduled by a majority of the arbitrators, a majority may act in the absence of such arbitrator. After receipt of the report of the arbitrators as to the value of the Shares, the Corporation shall have a period of thirty days in which to purchase the same at such valuation.

If the Board of Directors rejects the offer, either expressly or by failing to respond within the Decision Period, or waives these restrictions, the Stockholders shall have the option to purchase such Shares in the manner following:

Each Stockholder may subscribe for all or part of the Shares at the offer price by written notice delivered to the Corporation and the Transferor during the Decision Period. Said subscription shall be given effect only if the Corporation either rejects the offer or waives its rights.

If the Stockholders have, in the aggregate, subscribed for less than the full amount of the Shares, no Stockholder shall have the right to purchase the Shares and the Transferor may consummate the transfer transaction within 60 days of the end of the Decision Period. However, if the Shares are fully subscribed or over-subscribed the Stockholders shall purchase and pay for the shares within 60 days of the end of the Decision Period. Over-subscribed amounts shall be allocated among the Stockholders pursuant to their pro rata holdings of stock of the same class as the Shares without giving effect to the subject transaction.

No shares of stock shall be assigned, encumbered or transferred on the books of the Corporation or beneficially until these provisions have been complied with, and any purported assignment, encumbrance or transfer without such compliance shall be void. The Board of Directors may in any particular instance or instances waive these provisions with respect to the rights of the Corporation (but not the Stockholders) and the Stockholders may in any particular instance or instances waive these restrictions as to themselves only (i.e. each Stockholder for himself only and not for any other Stockholder or the Corporation) with respect to any present or future transfer including, without limiting the generality of the foregoing, a sale or transfer at a future date or upon the happening of a future event.

If the Board of Directors (i) (a) accepts the offer and the Corporation fails to purchase the Shares within thirty days after notice of such acceptance, or (b) elects to have the price of the Shares determined by arbitration and the Corporation fails to purchase such Shares within thirty days after receipt of the arbitrators’ valuation, or (c) rejects the offer, expressly or by reason of its failure to either accept or reject the offer or to elect to have the price determined by arbitration as herein provided, or (d) waives these restrictions as aforesaid, and (ii) the Stockholders (a) waive or (b) do not fully subscribe or oversubscribe to the offering, or (c) if the Stockholders fully subscribe to the offering but fail to purchase the Shares within thirty days of the end of the Decision Period, then the Transferor may, at any time during a sixty-day period thereafter, dispose of the subject shares by consummation of the transfer transaction as described in the transfer notice.

Notwithstanding any provision herein or in the bylaws of the Corporation to the contrary: (a) for the purposes of acting upon an offer made pursuant hereto by a director or a member of a director’s immediate family or by an entity controlled directly or indirectly by a director, the vote or concurrence of a majority of the other directors shall be sufficient to decide the matter, and (b) the foregoing restrictions on transfer shall not apply upon the death of a shareholder to transfers for no value to such Shareholder’s estate, legal representatives, heirs, legatees or beneficiaries.

IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of March, 1999.

Karen E. Gotkin, Incorporator

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of WSI Somerset Hauling, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “10” so that, as amended, said Article shall be and read as follows:

Article 10 shall be deleted in its entirety.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 15th day of February, 2005.

By:

Authorized Officer

Title: Vice President & Secretary

Name: Arthur L. Streeter

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CERTIFICATE OF AMENDMENT

OF

*CERTIFICATE OF INCORPORATION

****

WSI Somerset Hauling, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, at a meeting duly held, by the unanimous written consent of its members, filed with the minutes of the Board.

RESOLVED, that the Certificate of Incorporation of WSI Somerset Hauling. Inc. be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“The name of the corporation (the “Corporation”) is Somerset Hauling, Inc.”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said WSI Somerset Hauling, Inc. has caused this certificate to be signed by Arthur L. Streeter, its Secretary,* this 8th day of March 2005.

/s/ Arthur L. Streeter

By	Arthur L. Streeter, Secretary	*

(Title)

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

SOMERSET HAULING, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is:

SOMERSET HAULING, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on February 4, 2010.

/s/ Scott E. Friedlander

Name: Scott E. Friedlander

Title: Assistant Secretary

STATE OF DELAWARE

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND/OR REGISTERED OFFICE

The corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is SOMERSET HAULING, INC.

2. The Registered Office of the corporation in the State of Delaware is changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this Corporation may be served is The Corporation Trust Company.

3. The foregoing change to the registered office/agent was adopted by a resolution of the Board of Directors of the corporation.

By: /s/ Jaimie Voss

Authorized Officer

Name: Jaimie Voss, Vice President

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